As filed with the Securities and Exchange Commission on October 30, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOEING CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	95-2564584
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Naches Avenue, SW

Third Floor

Renton, Washington 98057

(425) 965-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John A. Catron, Esq.

Chief Counsel and Secretary

Boeing Capital Corporation

PO Box 3707, MC 6Y1-02

Seattle, Washington 98124-2207

(425) 965-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Cabell Morris, Jr. Esq.

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

(312) 558-5609

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Small reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be Registered	Proposed maximum aggregate offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (1)
Debt securities	$5,000,000,000(2)	100%	$5,000,000,000	$196,500

1)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act of 1933, the unutilized filing fee of $126,700 previously paid by The Boeing Company with respect to Registration Statement No. 333-113844, which was initially filed on March 23, 2004, is being applied to the filing fee payable pursuant to this registration statement.

2)	Or, if any debt securities are (i) denominated other than in U.S. dollars, such principal amount as shall result in an aggregate offering price equivalent to $5,000,000,000 at the time of initial offering, or (ii) issued at an original issue discount, such greater principal amount as shall result in aggregate gross proceeds to the Registrant of $5,000,000,000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted.

Subject to Completion, Dated October 30, 2008

PROSPECTUS

BOEING CAPITAL CORPORATION

$5,000,000,000

DEBT SECURITIES

This prospectus describes debt securities that Boeing Capital Corporation may issue and sell at various times. The section of this prospectus entitled “The Debt Securities” provides general information about the debt securities. A prospectus supplement to this prospectus will provide the specific terms of the debt securities. The prospectus supplements may also add, update or change information contained in this prospectus.

The total principal amount of the debt securities issued under this prospectus will not exceed $5,000,000,000. We may distribute the debt securities through underwriters, dealers or agents, or we may sell the debt securities directly to investors. If we use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in supplements to this prospectus. More detailed information is provided under the heading “How We Plan to Distribute the Debt Securities.”

You are urged to carefully read this prospectus, the prospectus supplement relating to any specific offering of debt securities and all of the information incorporated by reference herein and therein before you make your investment decision. Investing in our debt securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

                    , 2008

We have not authorized any person to give any information or make any representations in connection with this offering other than those contained or incorporated by reference into this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (Registration Statement) on Form S-3 that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, we may from time to time sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the debt securities, you should refer to the Registration Statement, including its exhibits. You should read both this prospectus and any prospectus supplement carefully, including the risks of investing in our securities discussed under “Risk Factors,” together with the additional information described under the heading “Where You Can Find More Information About Us.”

Unless otherwise indicated in this prospectus or any prospectus supplement, or the context otherwise requires, all references to “Boeing Capital,” “the Company,” “the Registrant,” “we,” “us” or “our” mean Boeing Capital Corporation, and all references to “Boeing” mean The Boeing Company.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus and in the prospectus supplement may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. Our actual results and future trends may differ materially depending on a variety of factors, including:

•

the financial condition of the airline industry, which could be adversely affected by changes in general economic conditions, credit ratings, the liquidity of the global financial markets, responses to increasing environmental concerns, as well as events such as war, terrorist attacks, a serious health epidemic and fuel prices increasing or remaining at high levels;

•	the impact of bankruptcies or restructurings on commercial airline customers;

•	the impact of changes in aircraft valuations;

•	the sufficiency of our liquidity, including access to capital markets;

•

the impact on us of strategic decisions by Boeing, including the amount of financing provided to support the sale of Boeing products, the level and types of transactional or other support made available to us by Boeing and the ending of production of certain aircraft programs;

•	a decline in Boeing’s or our financial performance, outlook or credit ratings;

•	our ability to meet our contractual obligations, including outstanding financing commitments;

•	reduced lease rates as a result of competition in the used aircraft market, or the inability to maintain aircraft on lease at satisfactory lease rates;

•	financial, legal, tax, regulatory, legislative and accounting changes or actions that may affect the overall performance of our business;

•	the adequacy of coverage of our allowance for losses on receivables;

•	volatility in our earnings due to the timing of asset sales, other risk mitigation activities and fluctuations in our portfolio size; and

•	other risk factors listed from time to time in our filings with the Securities and Exchange Commission.

BOEING CAPITAL CORPORATION

Boeing Capital Corporation is an indirect wholly owned subsidiary of The Boeing Company. In the commercial aircraft market, we facilitate, arrange, structure and provide selective financing solutions for Boeing’s Commercial Airplanes segment customers. In the space and defense markets, we primarily arrange and structure financing solutions for Boeing’s Integrated Defense Systems segment customers.

As of September 30, 2008, our portfolio consisted of equipment under operating leases, finance leases, notes and other receivables, investments, and assets held for sale or re-lease. As of September 30, 2008, our portfolio totaled $6.1 billion. As of September 30, 2008, we owned 287 commercial aircraft and two C-40 aircraft and had partial ownership or security interest in an additional 44 aircraft.

We and Boeing entered into a support agreement on December 23, 2003 with the following principal features:

•	Boeing will maintain 51% or greater ownership of us,

•	Boeing will make contributions to us if our fixed-charge coverage ratio falls below 1.05-to-1 on a four-quarter rolling basis, and

•	Boeing will make contributions to us, if needed, to maintain our tangible net worth at a level of at least $50 million.

The support agreement may not be modified or terminated unless (a) the holders of at least two-thirds of the aggregate principal amount of our debt then outstanding consent to a modification or termination or (b) the modification or termination does not adversely affect the credit ratings of our debt (as determined by each of Moody’s, Standard & Poor’s, and Fitch that rates our debt at the time of the modification or termination). “Debt” for purposes of the support agreement means all present or future indebtedness of Boeing Capital for borrowed money, evidenced by bonds, debentures, notes or similar instruments, excluding intercompany indebtedness. The support agreement is not a guarantee of any of our indebtedness, and is not directly enforceable against Boeing by third parties. The holders of more than 50% of the aggregate outstanding principal amount of all debt have the right to demand that Boeing Capital enforce its rights with respect to the obligations of Boeing listed above.

Boeing Capital was incorporated in Delaware in 1968. Our principal executive office is located at 500 Naches Avenue, SW, Third Floor, Renton, Washington 98057 and our telephone number is (425) 965-4000.

RISK FACTORS

Investing in the debt securities to be offered pursuant to this prospectus involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase any debt securities that may be offered, please read “Risk Factors” in our most recently filed annual report on Form 10-K and our most recently filed quarterly report on Form 10-Q, as well as those risk factors that may be included in the applicable prospectus supplement and other information included or incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the debt securities:

•	to purchase equipment for leases, to make loans and to fund other investments;

•	to fund the acquisition of businesses and parts of businesses; and

•	for other general corporate purposes such as reducing indebtedness, including indebtedness we may owe from time to time to Boeing or other affiliates.

We expect to incur additional indebtedness in connection with our financing operations. However, the amount, timing and precise nature of that indebtedness have not yet been determined and will depend upon the volume of our business, the availability of credit and general market conditions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of our earnings to fixed charges for the periods indicated:

Year Ended December 31,
2007	2006	2005	2004	2003
1.8	1.8	1.6	1.5	1.3

For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before provision for income taxes and fixed charges. Fixed charges consist of interest expense.

THE DEBT SECURITIES

We may offer and sell from time to time two types of debt securities. We have designated the first type as senior securities and the second type as subordinated securities.

The senior securities are to be issued under an indenture dated as of August 31, 2000 (the “senior indenture”), between Boeing Capital and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee. The subordinated securities are to be issued pursuant to an indenture dated as of August 31, 2000 (the “subordinated indenture”), between Boeing Capital and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee. The senior securities and subordinated securities are referred to herein as the “debt securities.” The senior indenture and subordinated indenture are collectively referred to herein as the “indentures” and Deutsche Bank Trust Company Americas is herein referred to as the “trustee.”

The following description of the debt securities relates generally to every series of debt securities. The prospectus supplement will describe the particular terms of any debt securities we may offer. The following summaries of the debt securities are incomplete and may not include all of the information important to you. We urge you to read the indentures and the description of the debt securities included in the prospectus supplement. If any information in the prospectus supplement differs from the general terms described below, you should rely on the information in the prospectus supplement with respect to the particular debt securities being offered. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

As of September 30, 2008, there was $3,367 million in senior indebtedness issued under the senior indenture outstanding and no subordinated indebtedness issued under the subordinated indenture outstanding.

General

The debt securities will be unsecured general obligations of Boeing Capital. The senior securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated securities will be subordinated to all of our existing and future senior indebtedness as described below under “Subordination.”

The indentures do not limit the aggregate principal amounts of debt securities that may be issued. The indentures allow us to issue debt securities from time to time in one or more series with varying maturities, at par or at a discount. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

You should refer to the prospectus supplement applicable to the debt securities for which this prospectus is being delivered with respect to the following terms:

•	the title of the debt securities being offered and whether they are senior securities or subordinated securities;

•	the aggregate principal amount and the denominations in which the debt securities are being offered;

•	the price or prices at which the debt securities are being offered or the method of determining those prices;

•	the date or dates on which the principal of the debt securities is scheduled to become due, or the method by which this date or these dates will be determined or extended;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest or the formula by which the interest will be calculated;

•	the date or dates from which such interest will accrue, and the method by which such interest will be paid;

•	the place or places where the principal, premium, if any, and interest, if any, on that issue of debt securities will be payable;

•

the place or places where that issue of debt securities may be surrendered for exchange, and notices or demands in respect of the debt securities may be served and any registered securities may be surrendered for registration of transfer;

•	the terms and conditions, if any, upon which we may redeem the debt securities prior to their stated maturity;

•	any obligation by us to redeem, purchase or repay the debt securities at the option of the holder;

•	any provisions for the establishment of a sinking, purchase or other similar fund, if any;

•	whether the debt securities are to be issued as fully registered securities, bearer securities, or both, and with or without coupons, or both;

•	whether the debt securities will be issued in whole or in part in the form of a global certificate;

•

any provisions for the payment of specified taxes, assessments or other governmental charges to non-United States persons or option to redeem the affected debt securities in lieu of making such payments;

•

the currency or currency unit of payment of principal of and premium, if any, and interest on such debt securities, and any index used to determine the amount of principal of and premium, if any, and interest on such debt securities;

•	any additional covenants applicable to the debt securities;

•	any additional events of default other than those described in the indentures;

•	any modifications or deletions of any events of default or covenants applicable to the debt securities; and

•	any other terms of such debt securities.

Form, Exchange, Registration and Transfer

The debt securities of a series may be issued in fully registered form, as bearer securities with or without coupons attached or both. The debt securities of a series may be issuable in permanent global form. If the debt securities are issuable as both registered and bearer securities, the holder can opt to exchange the bearer securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) for registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Unless the prospectus supplement for such series provides otherwise, bearer securities that are to be exchanged between a record date and a date on which the next interest payment is due will be surrendered without the coupon relating to such interest payment and such interest payment will be made to the holder of the coupon when due. Unless otherwise indicated in the applicable prospectus supplement, we will not issue bearer securities in exchange for registered securities.

The debt securities may be presented for exchange and registration of transfer at the offices of the trustee maintained for that purpose in the Borough of Manhattan, The City of New York. The debt securities may also be submitted to transfer agents designated by us in the applicable prospectus supplement. The transfer or exchange will be effected when the trustee or authorized transfer agent is satisfied with the documents of title and the identity of the person making the request. At a minimum, we will establish transfer agents, in the case of registered securities, in each place where payments can be made with respect to such series, and in the case of bearer securities, in each place of payment for such series located outside the United States. Additional transfer agents may be designated in the prospectus supplement or otherwise from time to time and we reserve the right to rescind the designation of any transfer agent or to approve a change in the location through which any transfer agent acts. While there will be no service charge for any registration of transfer or exchange of the debt securities, we may require payment of an amount sufficient to cover any taxes and other governmental charges associated with such registration.

If only part of a series of outstanding debt securities is to be called for redemption, we will not be required to do the following:

•

register the transfer of or exchange of the debt securities of the series to be redeemed from 15 days before the date notice is given identifying the serial numbers of the debt securities to be redeemed and ending at the close of business on (1) the day of mailing of the notice of redemption, if the debt securities of such are issuable only as registered securities, (2) the first day of publication of the notice of redemption, if the debt securities of such series securities are issuable only as bearer securities, or (3) the day of mailing of the notice of redemption if the debt securities of such series are issuable as both registered securities and bearer securities and no publication of the notice has been made;

•	register the transfer or exchange of any registered security called for redemption except for the portion, if any, that is not being redeemed; or

•

exchange any bearer securities called for redemption, except in exchange for registered securities of that series of like tenor and principal amount that will be immediately surrendered for redemption.

Payment

We will make payments of principal of and premium, if any, and interest, if any, on registered securities at the offices of the agent or agents designated by us to make such payments. We may also make payments of interest, at our option, by check mailed to the address of the person appearing on the securities register maintained by trustee or by wire transfer to the account of the person appearing on such register. Unless otherwise indicated in the applicable prospectus supplement, we will make payments of interest due on the registered securities to the holder of record as it appears on the register maintained by the trustee at the close of business on the date established for making such determination.

Unless otherwise indicated in the applicable prospectus supplement, we will make payments of principal of and premium, if any, and interest, if any, on bearer securities, subject to any applicable law and regulations, at the offices of paying agents designated by us located outside the United States, or by check or wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in the applicable prospectus supplement, we will only make payments of interest on bearer securities against surrender of the coupon relating to such interest installment.

We have designated the trustee as our sole paying agent for debt securities issuable solely as registered securities. We have designated, in the case of (1) registered securities, the trustee as paying agent in the Borough of Manhattan, The City of New York and, (2) bearer securities, a paying agent in each place outside of the United States where such debt securities or their associated coupons may be surrendered for payment; provided, however, that if such debt securities are listed on a stock exchange located outside the United States and if required by the rules of such stock exchange, we have agreed to maintain a paying agent in such cities outside the United States as required.

Additional paying agents may be designated in the prospectus supplement or otherwise from time to time and we reserve the right to rescind the designation of any paying agent or to approve a change in the location through which any paying agent acts.

Any moneys we pay to a paying agent for the payment of principal of, premium, or interest on the debt securities which remains unclaimed at the second anniversary of the date such payment was due will be returned to us and thereafter holders of debt securities shall look only to us, as general unsecured creditors, for payment.

Certain Covenants

Definitions.

The following defined terms will be used in this description of the covenants:

•	“capital stock” means any and all shares, interests, participations or other equivalents (however designated) evidencing equity ownership.

•

“consolidated assets” means the amount of all assets which under accounting principles generally accepted in the United States of America as in effect on the date of such balance sheet would appear on our consolidated balance sheet (after deducting related depreciation, amortization, unearned finance charges, allowance for credit losses and other valuation reserves), but not including goodwill, unamortized debt discount and expenses, corporate organization expenses, patents and trademarks.

•

“consolidated liabilities” means the amount of all liabilities which under accounting principles generally accepted in the United States of America as in effect on the date of such balance sheet would appear on our consolidated balance sheet, including, without limitation, the par value or involuntary liquidation value, whichever is greater, of minority interests, if any, in preference stock of all subsidiaries, but not including the following: redeemable preferred or preference stock, minority interests, if any, in common stock of subsidiaries, valuation reserves (including unearned finance charges and allowances for credit losses deducted from assets), our capital stock and surplus and surplus reserves, deferred taxes, deferred investment tax credits and any of our subordinated indebtedness.

•

“debt” means, with respect to any person, all obligations for borrowed money of such person which in accordance with accounting principles generally accepted in the United States of America shall be classified upon a balance sheet of such person as liabilities of such persons, including (a) direct debt and other similar monetary obligations of such person, (b) obligations secured by any lien upon property owned by such person or obligations created or arising under any conditional sale, capital lease, or other title retention agreement with respect to property acquired by such person; provided, however, that debt does not include any indebtedness, including purchase money indebtedness, with respect to which a creditor has no recourse against the obligor except recourse to specific property the acquisition of which was financed by or otherwise secures such indebtedness, or the proceeds of any sale or lease of such property or both, and (c) obligations under agreements to pay installments of purchase price or other like payments with respect to fixed assets not utilized by such person or its subsidiaries in the ordinary course of business, including obligations ostensibly to pay rent under which an equity interest is to be acquired in the rented property. Debt includes all guarantees of such person to the extent the amount of such guarantees is in excess of 50% of the shareholder’s equity of such person.

•

“lien” means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract (but excluding a landlord’s statutory lien for rent not yet due), and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of the indentures, Boeing Capital or a subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, capital lease or other arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes.

•

“original issue discount security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof.

•	“property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

•

“senior indebtedness” means all of the indebtedness of, or guaranteed by, Boeing Capital for borrowed money (including the principal of, premium, if any, or interest on any such borrowed money and any commitment fees for unborrowed amounts which, if borrowed, would constitute senior indebtedness), whether currently outstanding or hereafter incurred, unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of Boeing Capital.

•

“shareholder’s equity” of any person means the shareholder’s equity appearing on the balance sheet of such person as determined under accounting principles generally accepted in the United States of America.

•

“subordinated indebtedness” means the subordinated securities and all other indebtedness of, or guaranteed by, Boeing Capital whether or not outstanding on the date of the subordinated indenture, which is by the terms thereof made subordinate and junior in right of payment to all senior indebtedness.

•

“subsidiary” means any subsidiary of Boeing Capital, the outstanding voting stock of which is more than 50% owned, directly or indirectly, by Boeing Capital or by one or more of its subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

•

“U.S. government obligations” means generally direct noncallable obligations of the United States of America for the payment of which its full faith and credit is pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

Limitation upon Liens

The indentures provide that we will not, and will not permit any subsidiary to, create or permit to continue in existence any lien or charge of any kind, upon any of our or our subsidiaries’ property or assets unless the debt securities then outstanding shall be equally and ratably secured (subject, in the case of the subordinated securities, to subordination as to rights of payment as provided in the subordinated indenture), with any other obligation or indebtedness so secured, except that we or any subsidiary may:

(a) lease or sublease property to others in the ordinary course of our or any subsidiary’s business or lease or sublease any property if such property is not needed by us or any subsidiary in the operation of our or such subsidiary’s business;

(b) create, assume and incur or permit to exist liens on property acquired or constructed by us or a subsidiary to secure the purchase price of such property (or to secure indebtedness for money borrowed or incurred prior to or within 12 months after the acquisition or construction of any such property to be subject to such lien for the purpose of such acquisition or construction), or liens existing on any such property at the time of acquisition, whether or not assumed, or any lien existing on any property of any person at the time it becomes a subsidiary or is merged or consolidated with Boeing Capital or any subsidiary or at the time of acquisition of the assets of a person as an entirety or substantially as an entirety by Boeing Capital or any subsidiary, and any conditional sales agreement or other title retention agreement with respect to any property acquired after the date of the indentures; provided, however, that the aggregate principal amount of the indebtedness secured by all such liens on any particular property shall not exceed the cost of such property, including improvements, to Boeing Capital or the subsidiary, and provided, further, that any such lien does not extend to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed;

(c) create, assume and incur such liens that secure indebtedness for borrowed money, including purchase money indebtedness, which are incurred to finance or refinance (irrespective of whether the original acquisition of the property was with or from money borrowed) the acquisition of property subject to such lien and in respect of which the creditor has no recourse against Boeing Capital or the subsidiary except recourse to such property or to the proceeds of any sale or lease of such property or both;

(d) create, assume and incur or permit to exist liens on property of Boeing Capital or the subsidiary in favor of the United States of America or any state thereof, or any department, governmental body, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract, or statute relating thereto;

(e) make any deposit with or give any form of security to any governmental agency or other body created or approved by law or governmental regulation in order to enable Boeing Capital or the subsidiary to maintain self-insurance, or to participate in any fund or payment in connection with workmen’s compensation, unemployment insurance, old-age pensions, or other social security, or to share in any privileges or other benefits available to corporations participating in such arrangements, or for any other purpose at any time required by law or regulation promulgated by any government agency or office as a condition to the transaction of any business or the exercise of any privilege or license, or deposit assets of Boeing Capital or the subsidiary with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by Boeing Capital or the subsidiary from any judgment or decree against it, or in connection with any other proceedings in actions at law or suits in equity by or against Boeing Capital or the subsidiary;

(f) incur or suffer to be incurred or to exist upon any of its property or assets (i) liens for taxes, assessments or other governmental charges or levies which are not yet due or payable without penalty or of which amount, applicability or validity is being contested by Boeing Capital or the subsidiary in good faith by appropriate proceedings and Boeing Capital or the subsidiary shall have set aside on its books reserves which it deems to be adequate (segregated to the extent required by accounting principles generally accepted in the United States of America), provided, that foreclosure, distraint, sale or similar proceedings (other than those that may be and are cured by payment) have not been commenced, (ii) the liens of any judgment and other similar liens arising in connection with court proceedings, provided such lien is discharged or the execution or other enforcement of such lien is effectively stayed within six months of the creation of such lien, (iii) undetermined liens or charges incident to construction, (iv) materialmen’s, mechanics’, workmen’s, repairmen’s, landlords’ liens for rent or other like liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested by Boeing Capital or the subsidiary in good faith by appropriate proceedings, or deposits to obtain the release of such liens or (v) any encumbrances consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title to such real property, which do not materially impair the use of such property by Boeing Capital in the operation of its business or the value of such property for the purpose of such business;

(g) create or suffer to be created or to exist in favor of any lender of moneys or holder of commercial paper of Boeing Capital or any subsidiary in the ordinary course of business a banker’s lien or right of offset in the holder of such indebtedness on moneys of Boeing Capital or any subsidiary deposited with such lender or holder in the ordinary course of business;

(h) create, assume and incur liens that relate solely to the purchase of, or the investment in or with respect to, a specific item or items of tangible personal property and secures indebtedness evidenced by participation certificates, trust certificates, indentures or the like, however denominated, provided that no such lien shall constitute a general lien or mortgage on substantially all the tangible assets of Boeing Capital;

(i) refund, replace or extend any lien permitted by the indentures for amounts not exceeding the principal amount of indebtedness so refunded or extended at the time of the refunding or extension, and covering only the same property theretofore securing the same;

(j) deposit or pledge assets as security for the performance of any contract or undertaking not directly or indirectly related to the borrowing of money or the securing of indebtedness, if made in the ordinary course of business;

(k) permit to exist any lien existing on the date of the indentures on its property;

(l) create, assume and incur or permit to exist any lien on any aircraft or equipment held by Boeing Capital or any subsidiary for lease to third parties, if such lien secures an obligation in respect of money borrowed which provides that recourse to Boeing Capital or such subsidiary shall not be had for the payment of such obligation;

(m) for the avoidance of doubt, create, incur, or suffer to be created or to exist liens granted in connection with, or otherwise evidencing, the sale or securitization of accounts, leases, chattel paper, instruments, general intangibles or other financial assets of Boeing Capital or any subsidiary; and

(n) in addition to the liens permitted by clauses (a) through (m) above, secure an aggregate principal amount of indebtedness of Boeing Capital not in excess of 15% of consolidated assets.

You should read the applicable prospectus supplement for information about additional covenants that may be included in the terms of the debt securities.

Merger and Sales of Assets by Boeing Capital

Boeing Capital may consolidate or merge with or into any other corporation, and Boeing Capital may convey, transfer or lease all or substantially all of its properties or assets to another person provided that:

(a) the corporation formed by such consolidation or into which Boeing Capital is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of Boeing Capital substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and if such corporation is not Boeing Capital, shall expressly assume, by an indenture supplement, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, (and premium, if any) and interest (including all additional amounts, if any) on all the debt securities and the performance of every covenant of the respective indenture on the part of Boeing Capital to be performed or observed;

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Boeing Capital or a subsidiary as a result of such transaction as having been incurred by Boeing Capital or a subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

(c) if, as a result of any such consolidation, merger, conveyance, transfer or lease, the properties or assets of Boeing Capital would become subject to a mortgage, pledge, lien, security interests or other encumbrance which would not be permitted by the applicable indenture, Boeing Capital or such successor corporation or person, as the case may be, shall take such steps as shall be necessary to effectively secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(d) Boeing Capital has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation (if the corporation formed by such consolidation is not Boeing Capital), merger, conveyance, transfer or lease and such supplemental indenture comply with the terms of the respective indentures and that all conditions precedent provided for relating to such transaction shall have been complied with.

Events of Default, Notice and Waiver

The following events, with respect to the debt securities of a series are defined in the indentures as “events of default”:

•

the non-payment of any interest on the debt securities of that series extending 30 days beyond the date such interest payment became due and whether or not, in the case of the subordinated securities, such payment is prohibited by the subordination provisions referred to below under “Subordination”;

•

non-payment of any principal of (or premium, if any, on) the debt securities of the applicable series as such payments become due whether or not, in the case of the subordinated securities, such payment is prohibited by the subordination provisions referred to below under “Subordination”;

•

default in the deposit of any sinking fund payment on the debt securities of that series when and as due, whether or not, in the case of the subordinated securities, such payment is prohibited by the subordination provisions referred to below under “Subordination”;

•

default in the performance of any other covenant or warranty of Boeing Capital in the respective indenture which remains unremedied for a period of 60 days after notice of default by the holders of at least 25% in principal amount of the outstanding debt securities of that series or by the trustee;

•

an event of default, as defined in any mortgage, indenture or instrument evidencing any indebtedness of Boeing Capital for money borrowed (including other series of debt securities) in excess of $35,000,000 aggregate principal amount then outstanding (except that such dollar amount shall not apply with respect to a default with respect to debt securities of any series outstanding), as a result of which such indebtedness of Boeing Capital shall have been accelerated and such acceleration shall not have been annulled or rescinded, or there having been deposited in trust a sum of money sufficient to discharge in full such indebtedness, within a period of 20 days after notice of default by the holders of at least 25% in principal amount of the outstanding debt securities of that series or by the trustee;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in a supplemental indenture with respect to debt securities of a particular series.

You should read the applicable prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provisions relating to the principal amount of such original issue discount securities due upon acceleration upon the occurrence of an event of default and its continuation.

The trustee is required, within 90 days after the occurrence of any default with respect to the debt securities of any series which is known to the trustee and is continuing, to give to the holders of the applicable series of debt securities with respect to which such default has occurred notice of such default, provided, that, except in the case of default in the payment of principal, premium, if any (including any sinking fund payment) or interest, if any, on a series of debt securities with respect to which such default has occurred, the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the holders of the debt securities of such series.

If an event of default with respect to debt securities of any series then outstanding shall have occurred and be continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may declare the principal (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) and accrued interest of all the debt securities of such series to be due and payable immediately; provided, however, that in certain cases, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may rescind and annul such declaration and its consequences.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of debt securities of such series. The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

In certain cases, the holders of not less than a majority in principal amount of an outstanding series of debt securities may, on behalf of the holders of all debt securities of such series, and any coupons appertaining to such debt securities, waive any past default with respect to such series and its consequences except a default (1) in the payment of the principal, premium, if any, or interest (except to the extent that such interest has been paid), if any, on such series of debt securities with respect to which such default has occurred, or (2) in respect of a covenant or provision in the indenture which cannot be modified or amended without the consent of each holder of each debt security of the applicable series.

We are required to file annually with the trustee a certificate as to the absence of defaults under each indenture.

The occurrence of an event of default under an indenture may give rise to a cross-default under other series of debt securities issued under such indenture and other indebtedness of ours that may be outstanding from time to time.

Notices

Except as otherwise provided in the indentures, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such debt securities. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security registers maintained by the trustee.

Modification of the Indentures

Modification and amendment of the indentures may be made by us and the trustee without the consent of any holder, for any of these purposes:

•	to evidence the succession of another corporation to Boeing Capital;

•	to add to the covenants of Boeing Capital for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Boeing Capital;

•	to add additional events of default;

•	to change any provision of the indentures to facilitate the issuance of bearer securities;

•	to change or eliminate any provision of any indenture; provided that no debt security outstanding of any series is entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of unissued debt securities;

•	to provide for the acceptance of appointment by a successor trustee; or

•

to cure any ambiguity, defect or inconsistency in the indentures; provided that any such action shall not adversely affect the interests of the holders of any series of debt securities or any related coupons in any material respect.

Modification and amendment of the indentures may be made by us and the trustee with the consent of the holders of not less than two-thirds in principal amount of the outstanding debt securities of an affected series; provided, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of the debt securities or the rate of interest on the debt securities or any premium payable upon the redemption of the debt securities;

•	change any obligation of Boeing Capital to pay additional amounts, as provided in the indentures;

•	change the place or currency of payment in which any debt security or any premium or interest on the debt securities is payable;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt securities;

•	reduce the above-stated percentage of outstanding debt securities necessary to modify or amend the respective indentures, or reduce the requirements for quorum or voting;

•	change any obligation of Boeing Capital to maintain an office or transfer agency;

•	with respect to the senior securities, reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity of the debt securities; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default or compliance with certain restrictive provisions.

Discharge and Defeasance

Under each of the indentures, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the applicable trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such debt securities have become due and payable) or to the maturity of the debt securities or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been complied with.

Each indenture further provides that, if applicable to the debt securities of any series, we may elect to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (“defeasance”) upon the irrevocable deposit by us with the trustee, in trust, of an amount of money or U.S. government obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, (i) the defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound, (ii) no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of such a trust and (iii) we have delivered to the trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and such opinion of counsel must refer to and be based upon a letter ruling of the IRS received by us, a revenue ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

The indebtedness evidenced by the subordinated securities and the payment of the principal of and premium, if any, and interest, if any, on each and all of the subordinated securities are subordinated in right of payment to the prior payment in full of senior indebtedness and, unless specifically designated as ranking junior to other subordinated debt securities of Boeing Capital, rank equally with all other subordinated debt securities of Boeing Capital which have not been specifically designated as ranking junior to other subordinated debt securities of Boeing Capital. We have not issued any subordinated debt ranking junior to the subordinated securities but we reserve the right to issue such junior subordinated debt.

If we default in the payment of any senior indebtedness, unless and until such default shall have been cured or waived, no direct or indirect payment shall be made or agreed to be made on account of the principal of and premium, if any, or interest, if any, or any additional amounts on the subordinated securities, or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of any of the subordinated securities.

If any other event of default occurs with respect to any senior indebtedness, permitting the holders of such senior indebtedness to accelerate the maturity of the senior indebtedness, then, unless and until such event of default shall have been cured or waived, no direct or indirect payment shall be made or agreed to be made on account of the principal of, or premium, if any, or interest, if any (including additional amounts) on any subordinated securities or in respect of any sinking fund for, or redemption, retirement, purchase or other acquisition of the subordinated securities, during any period of 90 days after written notice of such default shall have been given to us by any holder of senior indebtedness or during any period in which any judicial proceeding is pending in respect of such default and a notice of acceleration of the maturity of such senior indebtedness has been transmitted to us in respect of such default.

In the event of: (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment or other similar proceeding relating to Boeing Capital, its creditors or its property; (ii) any proceeding for the liquidation, dissolution or other winding up of Boeing Capital, whether voluntary or involuntary, whether or not involving bankruptcy proceedings; (iii) any assignment by Boeing Capital for the benefit of creditors; or (iv) any other marshalling of the assets of Boeing Capital, all senior indebtedness (including any interest accruing after the commencement of such proceedings) shall first be paid in full before any payment or distribution shall be made to any holder of subordinated securities.

If any such payment or distribution to be paid to the holders of senior indebtedness shall be made to any holder of subordinated securities in contravention of the foregoing and before all of the senior indebtedness shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all senior indebtedness remaining unpaid.

Senior indebtedness shall not be deemed to have been paid in full unless the holders of the senior indebtedness shall have received cash equal to the amount of senior indebtedness then outstanding. Upon payment in full of all senior indebtedness, the holders of subordinated securities shall be subrogated to all rights of any holders of senior indebtedness to receive any further payments or distributions applicable to the senior indebtedness until all amounts owing on the subordinated securities shall have been paid in full, and such amounts or distributions which otherwise would be paid or distributed to the holders of senior indebtedness, shall, as between Boeing Capital and its creditors other than the holders of senior indebtedness, on the one hand, and the holders of the subordinated securities, on the other hand, be deemed to be a payment by Boeing Capital on account of senior indebtedness and not on account of the subordinated securities.

Book-Entry Securities

Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise indicated in the applicable prospectus supplement, The Depository Trust Company (DTC), New York, New York, will act as securities depository for the debt securities, and the debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (Direct Participants) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants). The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (Beneficial Owner) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the debt security documents. For example, Beneficial Owners of debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s NMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee or other agents, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Boeing Capital, the trustee or other agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Boeing Capital or the trustee or other agents, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its debt securities purchased or tendered, through its Participant, to the trustee or other agents, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant’s interest in the debt securities, on DTC’s records, to the trustee or other agents. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the trustee’s or other agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to Boeing Capital, the trustee or other agents. Under such circumstances, in the event that a successor depository is not obtained, debt security certificates are required to be printed and delivered.

Boeing Capital may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Boeing Capital believes to be reliable, but Boeing Capital takes no responsibility for the accuracy thereof. You should read the applicable prospectus supplement for information about any changes regarding the issuance of the debt securities or the terms thereof.

Governing Law

The indentures are and, unless otherwise indicated in a prospectus supplement, the debt securities will be governed by and construed in accordance with the laws of the State of New York.

HOW WE PLAN TO DISTRIBUTE THE DEBT SECURITIES

Method of Distribution

We may sell the debt securities to or through underwriters, to be designated from time to time, and we also may sell debt securities directly to investors or through agents or broker-dealers. In addition, we may authorize agents of Boeing Capital to solicit and receive offers from certain institutions to purchase the debt securities. Any distributor to whom or through whom we will sell debt securities will be named in the applicable prospectus supplement. Each prospectus supplement will describe the method of distribution for the debt securities offered in connection with such prospectus supplement, including the names of any underwriters or agents, the purchase price and the proceeds we will receive from the sale and any securities exchanges on which the securities of the series may be listed.

Pricing

The debt securities may be sold from time to time in one or more transactions at:

•	a fixed price or prices, subject to change;

•	market prices prevailing at the time of sale;

•	prices relating to prevailing market prices; or

•	negotiated prices.

We may determine the price or other terms of the debt securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus. The debt securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell debt securities for public offering and sale may make a market in those debt securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.

Compensation to Distributors of the Debt Securities

We or purchasers of debt securities through agents or underwriters may pay compensation to the distributors of the debt securities. Such compensation may be discounts, concessions or commissions. This compensation, as well as profit received by distributors in connection with the resale of debt securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Each prospectus supplement will describe any distributor receiving compensation from us deemed to be “underwriting discounts and commissions” under the Securities Act and the compensation received by the distributor.

Indemnification of Distributors of the Debt Securities

We may enter into agreements with distributors of the debt securities to indemnify them against and provide contribution toward certain liabilities, including liabilities under the Securities Act.

Bearer Debt Securities

Each distributor of debt securities which are issuable as bearer debt securities will agree not to offer, sell or deliver, in any manner, bearer debt securities in the United States or to United States persons in connection with the original issuance of the debt securities.

Other Information

Some distributors of the debt securities or affiliates of such persons may perform services for Boeing Capital or engage in transactions with Boeing Capital in the ordinary course of business. In connection with the distribution of the debt securities, Boeing Capital may enter into swap or other hedging transactions with, or arranged by, distributors of the debt securities or affiliates of such persons. These distributors or their affiliates may receive compensation, trading gain or other benefits from these transactions.

VALIDITY OF THE DEBT SECURITIES

Legal matters in connection with the debt securities will be passed upon for us by our counsel, Winston & Strawn LLP, Chicago, Illinois, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file reports and other information with the SEC. You can inspect and copy these materials at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find our SEC filings at the SEC’s Internet website at http://www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference:

•	our annual report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 15, 2008;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, filed April 23, 2008; June 30, 2008, filed July 23, 2008; and September 30, 2008, filed October 22, 2008; and

•

all information filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until such time as all the securities covered by this prospectus have been sold.

We are not, however, incorporating by reference any documents or portions of documents, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 and 7.01 of Form 8-K.

We will make available free of charge, upon request, copies of this prospectus and any document incorporated by reference in this prospectus, other than exhibits to these documents that are not specifically incorporated by reference into those documents, by writing or telephoning

Boeing Capital Corporation

PO Box 3707, MC 6Y1-00

Seattle, Washington 98124-2207

Attention: Treasury Department

Telephone: (425) 965-4000

Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any subsequently filed document which is also incorporated or deemed incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCES

The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except for the registration fee.

Registration Fee	$196,500
Fees and Expenses of Accountants	100,000
Fees and Expenses of Counsel	250,000
Fees and Expenses of Trustee	65,000
Printing Expenses	220,000
Rating Agency Fees	4,150,000
Miscellaneous	18,500

Total	$5,000,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Article XXIII of Boeing Capital’s by-laws and resolutions adopted by Boeing Capital’s board of directors contain provisions for indemnification of its directors and officers consistent with the provisions of said Section 145.

Boeing Capital’s by-laws provide, in substance, that each person made a party or threatened to be made a party to any type of proceeding, by reason of the fact that he or she is or was a director or officer of Boeing Capital or that, being or having been such a director or officer or an employee of Boeing Capital, he or she is or was serving at the request of an executive officer of Boeing Capital as a director, officer, employee or agent of another corporation, will be indemnified and held harmless by Boeing Capital to the full extent permitted by the Delaware General Corporation Law, against all expense, liability and loss actually and reasonably incurred by such person in connection therewith. In certain cases, the indemnified party will be entitled to the advancement of certain expenses relating to indemnification.

Article VII, Section 4 of Boeing’s by-laws also provides in effect that Boeing shall provide certain indemnification to persons who serve as directors or officers of Boeing Capital at the request of Boeing under certain circumstances.

Officers and directors of Boeing Capital (as a Boeing subsidiary) are covered by insurance (subject to the terms, conditions and limitations of the insurance policies) for claims against them that involve “wrongful acts” including any error, misstatement, misleading statement, act, omission, neglect or breach of duty actually or allegedly committed or attempted in their capacities as such or any matters claimed against them solely be reason of their serving in such capacities.

ITEM 16.	LIST OF EXHIBITS

1	Form of Underwriting Agreement*

4(a)	Form of Indenture between Boeing Capital Corporation and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), providing for the issuance of Senior Securities (incorporated by reference to Exhibit 4(a) to Boeing Capital’s Registration Statement on Form S-3 (File No. 333-82391))

4(b)	Form of Indenture between Boeing Capital Corporation and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), providing for the issuance of Subordinated Securities (incorporated by reference to Exhibit 4(b) to Boeing Capital’s Registration Statement on Form S-3 (File No. 333-82391))

4(c)	Form of Senior Security*

4(d)	Form of Subordinated Security*

5	Opinion of Winston & Strawn LLP

12	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Boeing Capital’s Form 10-K for the year ended December 31, 2007)

15	Letter re unaudited interim financial information

23(a)	Consent of Independent Registered Public Accounting Firm

23(b)	Consent of Winston & Strawn LLP (included in Exhibit 5)

24	Power of Attorney (included on signature page)

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) (incorporated by reference to Exhibit 25 to Boeing Capital’s Registration Statement on Form S-3 (File No. 333-82391))

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference, or by post-effective amendment.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(b)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement: and

(b)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregiving provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Renton and State of Washington, on the 27th day of October, 2008.

BOEING CAPITAL CORPORATION

By:	/s/ Walter E. Skowronski
Walter E. Skowronski
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter E. Skowronski and Kevin R. Millison, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James A. Bell James A. Bell	Chairman and Director	October 27, 2008

/s/ Walter E. Skowronski Walter E. Skowronski	Director and President (Principal Executive Officer)	October 27, 2008

/s/ Kevin R. Millison Kevin R. Millison	Vice President and Chief Financial Officer (Principal Financial Officer)	October 27, 2008

/s/ Kevin J. Murphy Kevin J. Murphy	Controller (Principal Accounting Officer)	October 27, 2008

/s/ David A. Dohnalek David A. Dohnalek	Director	October 27, 2008

/s/ James C. Johnson James C. Johnson	Director	October 27, 2008

EXHIBIT INDEX

1	Form of Underwriting Agreement*

4(a)	Form of Indenture between Boeing Capital Corporation and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), providing for the issuance of Senior Securities (incorporated by reference to Exhibit 4(a) to Boeing Capital’s Registration Statement on Form S-3 (File No. 333-82391))

4(b)	Form of Indenture between Boeing Capital Corporation and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), providing for the issuance of Subordinated Securities (incorporated by reference to Exhibit 4(b) to Boeing Capital’s Registration Statement on Form S-3 (File No. 333-82391))

4(c)	Form of Senior Security*

4(d)	Form of Subordinated Security*

5	Opinion of Winston & Strawn LLP

12	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Boeing Capital’s Form 10-K for the year ended December 31, 2007)

15	Letter re unaudited interim financial information

23(a)	Consent of Independent Registered Public Accounting Firm

23(b)	Consent of Winston & Strawn LLP (included in Exhibit 5)

24	Power of Attorney (included on signature page)

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) (incorporated by reference to Exhibit 25 to Boeing Capital’s Registration Statement on Form S-3 (File No. 333-82391))

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.